Exhibit (a)(1)(iii)(b)

Form of Letter of Transmittal for
Clients of Merrill Lynch, Pierce, Fenner & Smith, Inc. Financial Advisors

LETTER OF TRANSMITTAL

Regarding Class A Units and Class I Units

of

CPG CARLYLE PRIVATE EQUITY FUND, LLC

Tendered Pursuant to the Offer to Purchase
Dated June 22, 2015

If you do not wish to sell any of your Units, please disregard this Letter of Transmittal.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THE END OF THE DAY ON MONDAY, JULY 20, 2015, AT 12:00 MIDNIGHT, NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Should you wish to tender some or all of your units of beneficial interest of CPG Carlyle Private Equity Fund, LLC for repurchase by the Fund, please contact your financial advisor, who will enter the order and provide you with a customized Tender Offer Form for your account.  Included with this Letter of Transmittal is a sample Tender Offer Form, which is for your reference only.  The Tender Offer Form generated for your account will need to be signed and returned to your financial advisor.

Ladies and Gentlemen:

The undersigned hereby tenders to CPG Carlyle Private Equity Fund, LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Fund"), some of all of the units of beneficial interest of the Fund ("Units") held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated June 22, 2015 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the "Offer").  The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Units tendered hereby pursuant to the Offer.  The undersigned hereby warrants that the undersigned has full authority to sell the Units tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by the Fund.  Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Units tendered hereby.  The undersigned recognizes that, if the Offer is oversubscribed, not all of the undersigned's Units will be purchased.

The undersigned acknowledges that this Letter of Transmittal must be received by the undersigned's financial advisor, who must submit the form and simultaneously enter a trade order into the AI Platform for processing by 12:00 midnight, New York Time, on July 20, 2015.

A non-transferable, non-interest bearing promissory note for the value of the purchased Units, as described in Section 6 of the Offer to Purchase, will be held by the Fund's Administrator, UMB Fund Services, Inc., on behalf of the undersigned.  Cash payments of the purchase amount for the Units tendered by the undersigned, due pursuant to the promissory note, will be made by wire transfer of the funds directly to Merrill Lynch, Pierce, Fenner & Smith, Inc., which will facilitate the distribution of proceeds into the undersigned's brokerage account.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned.  Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

Tender Offer Request

Order Form - U.S. Investors

Document #: Client Account: Prod #/UST CAI #:

Client Name:

Instructions for Submitting a Request for a Tender Offer for Alternative Investments at Bank of America

After discussing the terms of the tender offer or redemption request with the client, the Financial Advisor, Portfolio Manager or registered representative (each, an "Investment Professional") needs to:

1. **REVIEW CLIENT information**
   Review all pages of this document for accuracy and completeness.
2. **REVIEW with your CLIENT**
   Ensure your client understands, verifies and completes all sections of this document.
3. **SIGN and DATE**
   YOUR CLIENT MUST sign and date the document. (For fiduciary accounts: Instructions for signing requirements are included in the offering kits of each Fund).
4. **SCAN to your desktop, SUBMIT through the Alternative Investments Processing Center**
   Scan the completed and signed document to your desktop and submit it through the Dashboard on the Alternative Investments Website.

SAMPLE

Financial Advisor/Portfolio Manager Attestation

Name: ______________________________

Production # / Common Associate ID: ____________________ Phone Number: ____________________

The undersigned Investment Professional hereby certifies that the client is known to and is a client of the Investment Professional, and has had substantive discussions with the client regarding the client's investment objectives. The Investment Professional confirms that he/she has a reasonable basis for believing (i) that any and all of the representations made by the client in the Tender Offer / Redemption Request are true and correct, (ii) based on information obtained from the client concerning the client's investment objectives, other investments, financial situation and needs, and any other information known to the Investment Professional, that a tender, redemption or withdrawal from the Fund is suitable for the client, and (iii) that the client's contact information on record with the selling agent and as noted on this Tender Offer / Redemption Request is true and correct.

The Investment Professional confirmed that the client is aware of the financial terms and risks applicable to a tender, redemption or withdrawal from the Fund and the specific class(es) and series of units or shares (or other form of interest) issued by each Fund in which the client currently invests.

Investment Professional Signature: ______________________________ **Date:** ____________________

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Document #: Client Account: Prod #/UST CAI #:
Client Name:

Client(s)/Account Details

Client's Name(s):

Account Classification:

Client Account:

Social Security # / Tax ID:

Primary Address for Fund Registration:

SAMPLE

Request Tender / Redemption Details

Fund Name:

Effective Date	Cut-off Date	Channel	Tender Type	Units (If Partial)
			☐ Full ☐ Partial	

Payment - Cash

Cash payment due pursuant to this request will be made directly to Merrill Lynch, Pierce, Fenner & Smith, Inc. or U.S. Trust, as indicated above, who will facilitate the distribution of proceeds into the undersigned's account.

Document #: Client Account: Prod #/UST CAI #:
Client Name:
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Document #: Client Account: Prod #/UST CAI #:
Client Name:

Signature

The Undersigned acknowledges that this request is subject to all of the terms and conditions set forth in the Offer and the Letter of Transmittal and all capitalized terms used herein have the meaning as defined in the Offer. Except as stated in the Offer, this request is irrevocable. The Undersigned acknowledges the absolute right of the Fund to reject any and all tenders determined by Fund, in its sole discretion, not to be in the appropriate form. The Undersigned represents that the Undersigned is the beneficial owner of the Interests in the Fund to which this request relates, or that the person signing this request is an authorized representative of the redeeming investor.

Internal Revenue Code Certification

The Subscriber hereby represents, warrants and certifies as follows (a) under penalties of perjury, by signature below, the Subscriber certifies that the Social Security/Taxpayer ID Number set forth in these Signature Pages is the true, correct and complete Social Security/Taxpayer ID Number of the Subscriber, and the Subscriber is a "United States person" (as defined in Section 7701(a)(30) of the Code) including a U.S. resident alien, (b) under penalties of perjury, by signature below, the Subscriber certifies that the Subscriber is not subject to backup withholding because (i) the Subscriber is exempt from backup withholding, (ii) the Subscriber has not been notified by the Internal Revenue Service that the Subscriber is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the Internal Revenue Service has notified the Subscriber that the Subscriber is no longer subject to backup withholding, (c) under penalties of perjury, by signature below, if an exemption from FATCA reporting code was requested on this document then the Subscriber certifies that the FATCA code(s) entered on this document, if any, indicating that the Subscriber is exempt from FATCA reporting is correct, and (d) the Subscriber agrees to notify their Investment Professional within 30 days of any change in the information set forth above.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature 1: Required

Signature: ______________________ **Date:** ____________

Signer's Name: ______________________ **Title:** ____________
(please print)

Signature 2:

Signature: ______________________ **Date:** ____________

Signer's Name: ______________________ **Title:** ____________
(please print)

SAMPLE

Document #: Client Account: Prod #/UST CAI #:
Client Name:
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